R. A. Lenser and Associates, Inc.                         Phone: (281) 759-8860
Consulting Petroleum Engineers and Geologists               Fax: (281) 759-3513
                                                                www.ralenser.com

                               11757 Katy Freeway
                                   Suite 370
                              Houston, Texas 77079

                  Consent of Independent Petroleum Consultants

As independent oil and gas consultants, R.A. Lenser & Associates, Inc. hereby consents to (A) the use of our review setting forth our estimates of proved resources and future revenue as of December 31, 2005, to the interest of Falcon Natural Gas Corp., in certain oil and gas properties, and (B) all references to our firm included in or made a part of Falcon Natural Gas Corp.'s SB-2 as of July 12, 2005.


                                        R.A. Lenser & Associates, Inc.


                                        /s/ Ronald A. Lenser
                                        ---------------------------
                                        Ronald A. Lenser, President

July 13, 2006
Houston, Texas